EXHIBIT 99.2

CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, the undersigned officer for Crown American Realty Trust (the "Company"), hereby certifies that the Company's Amendment No. 1 on Form 10-K/A (the "Report") fully complies with the requirements of Section 13 (a) or 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Mark E. Pasquerilla
Mark E. Pasquerilla
President & Chief Executive Officer

Dated: April 22, 2003

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY 18 U.S.C. SECTION 1350 HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

Pursuant to 18 U.S.C. Section 1350, the undersigned officer for Crown American Realty Trust (the "Company"), hereby certifies that the Company's Amendment No. 1 on Form 10-K/A (the "Report") fully complies with the requirements of Section 13 (a) or 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Terry L. Stevens
Terry L. Stevens
Executive Vice President and
Chief Financial Officer

Dated: April 22, 2003

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY 18 U.S.C. SECTION 1350 HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.